U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K


                              CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2000

                     COMMISSION FILE NUMBER: 000-26051

                         TheInternetCorp.net, Inc.
        (Exact name of registrant as specified in its charter)

       Nevada                                             88-424430
(State or jurisdiction of incorporation              I.R.S.Employer
           or organization                          Identification No.)

101 Colombard Court, Ponte Vedra, Florida                      32082
 (Address of principal executive offices)                  (Zip Code)

            Registrant's telephone number:  (904) 285-7738

        3158 Redhill Ave., Ste. 240. Costa Mesa, California 92626
   (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

On May 17, 2000, Mr. Vincent van den Brink sold his 1,000,000 shares, representing 100% of the total outstanding shares of the corporation to Ms. Karen Bohringer. Ms. Bohringer was appointed as Director, President and Secretary of the corporation and Mr. van den Brink resigned.

Ms. Bohringer is the President and a Director of RiderNews.com, Inc., a company being acquired under an Agreement and Plan of Reorganization with the company. From 1990 to present, Ms. Bohringer, age 39, has been the owner of Bohringer & Associates, a computer training company in Queensland, Australia. In 1983 Ms. Bohringer moved to the United States to undertake computer programming studies. In 1986 she received a Certificate with Honors from Harvard University, Boston, MA in Advanced Cobol
Programming and a Diploma in 1985 from the American Institute of Computer Programming in Atlanta, GA. Upon returning to
Australia, Ms. Bohringer lectured on programming languages at Hales Private College, Melbourne, for 18 months. From 1987 to
1989, she was employed as the Australian Training Manager for MAI Basic Four, an American computer hardware/software company, and traveled extensive completing software installations and staff training. In 1990, Ms. Bohringer formed Bohringer &
Associates, to do contract computer training for such companies as the Australian Securities Commission, Australian Wool
Corporation, B.H.P., Shell Oil, the Supreme Court, the Premiers
Department, Director of Public Prosecutions, Department of
Health, and the Department of Housing. Ms. Bohringer has lectured as the Royal Melbourne Institute of Technology on Pascal Programming.

Item 2.  Acquisition or Disposition of Assets

Not applicable.

Item 3.  Bankruptcy or Receivership

Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

Not Applicable

Item 5.  Other Events

Not Applicable

Item 6.  Resignations of Registrant's Directors

On May 17, 2000, Mr. Vincent van den Brink resigned from his positions with the Company after the appointment of Ms. Karen
Bohringer as Director, President and Secretary of the company.

Item 7.  Financial Statements and Exhibits

Not Applicable

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TheInternetCorp.net, Inc.



Dated: May 31, 2000                By /s/ Karen Bohringer
                                   Karen Bohringer
                                   President, Director